UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
______________
FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 26, 2016
______________
CAPITAL PROPERTIES, INC.
 (Exact name of registrant as specified in its charter)
______________
Rhode Island
(State or other jurisdiction of incorporation)

001-08499	05-0386287
(Commission File Number)	(IRS Employer Identification Number)

100 Dexter Road, East Providence, Rhode Island 02914
 (Address of principal executive offices)
(401) 435-7171
 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 8.01. Other Events

On May 26, 2016, Capital Properties, Inc. (the “Registrant”), issued a notice of partial redemption of the Company’s currently outstanding 5% Dividend Notes, due December 26, 2022 (the “Notes”) in an amount equal to ten percent (10%) of the face value of the outstanding Notes. Pursuant to the terms of the Notes, the Notes may be redeemed in whole or in part at any time and from time to time at the option of the Company. The redemption price will be paid to holders of the Notes of record on June 2, 2016 with payment of the redemption price to occur on June 15, 2016.  A copy of the letter from the President of the Company to Note holders and the Notice of Redemption are attached herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits
(c) Exhibits

99.1  Notice of Redemption.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL PROPERTIES, INC.

Date: May 31, 2016	By:	/s/ Barbara J. Dreyer
Barbara J. Dreyer
Treasurer